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                                                                  EXHIBIT (j)(1)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our report dated August 3, 2000 in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Van Kampen Pace Fund filed with the Exchange Commission in this Post-Effective Amendment No. 51 to the Registration Statement under the Securities Act of 1933 (Registration No. 32-31417) and in this Amendment No. 36 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-1792).


                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                              ERNST & YOUNG LLP


Chicago, Illinois
October 23, 2000